SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2015

REVE TECHNOLOGIES, INC.
(Exact name of Company as specified in its charter)

Nevada	000-54497	27-2571663
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)
Identification Number)
300 S El Camino Real San Clemente, California 92672
(Address of principal executive offices)
Phone: (714) 907-1241
(Company’s Telephone Number) 17011 Beach Boulevard, Suite 900 Huntington Beach, California 92647
(Registrant’s Previous Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

In a Form 8-K filed on July 28, 2015, Reve Technologies, Inc. (“Reve,” the “Company,” “we,” “our,” and “us”) announced that a change of control had taken place as a result of the resignation of the sole officer and director.  As a result of the change of control, we made the decision to dismiss De Joya Griffith, LLC as the Company’s independent registered public accounting firm, effective as of July 30, 2015. On and effective as of that same date, the Company approved the appointment of BF Borgers CPA PC as the Company’s independent registered public accounting firm.

The audit report of De Joya Griffith  (“De Joya”) on the Registrant’s financial statements for the years ended December 31, 2014 and 2013 expressed an unqualified opinion and included an explanatory paragraph relating to the Registrant’s ability to continue as a going concern due to the Registrant’s cash flow constraints, accumulated deficit, and recurring losses from operations.  Such audit report did not contain any other adverse opinion or disclaimer of opinion or qualification. During the Registrant’s two most recent fiscal years and the period from the end of the most recently completed fiscal year through the date of the July 21, 2015 Board action, there were no disagreements with De Joya on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of De Joya, would have caused such entity to make reference to such disagreements in its reports. During the Registrant’s two most recent fiscal years and through the date of the July 21, 2015 Board action, no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required by Item 304(a)(1)(v) to be disclosed in this report.

During the Registrant’s two most recent fiscal years and the period from the end of the most recently completed fiscal year through the July 21, 2015 Board action, neither the Registrant nor anyone on its behalf consulted BF Borgers CPA PC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that BF Borgers CPA PC concludes was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has requested De Joya and BF Borgers CPA PC to review the disclosures contained in this report and have asked each of them to furnish the Registrant with a currently dated letter addressed to the SEC containing any new information, clarification of the expression of the Registrant’s views or the respects in which it does not agree with the statements made by it in response to Item 304(a) of Regulation S-K. A copy of each such letter is filed as an exhibit to this report.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

(d) Exhibits:

Exhibit Number	Description
16.1	Letter re change in certifying accountant from BF Borgers CPA PC	Filed herewith
16.2	Letter re change in certifying accountant from De Joya Griffith, LLC	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reve Technologies, Inc.

Date: August 7, 2015	By:	/s/David Forster
Name: David Forster
Title: President and CEO